                                  PRESS RELEASE
                     FOR RELEASE JULY 20, 2009 AT 4:00 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 248-9130
                               BCSB Bancorp, Inc.
                       Baltimore County Savings Bank, FSB

                               BCSB BANCORP, INC.
                REPORTS RESULTS FOR QUARTER ENDING JUNE 30, 2009

BCSB Bancorp, Inc. (the "Company") (NASDAQ: BCSB), the holding company for Baltimore County Savings Bank, FSB, reported a net loss of $418,000 for the three month period ended June 30, 2009, which represents the third quarter of its 2009 fiscal year. This compares to net income of $285,000 for the three months ended June 30, 2008. When consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury's TARP Capital Purchase Program as disclosed in the accompanying Consolidated Financial Statements of Operations, the Company reported a net loss available to common stockholders of $575,000 or ($0.20) per basic and diluted share for the three months ended June 30, 2009, compared to net income available to common stockholders of $285,000 or $0.09 per basic and diluted common share for the three months ended June 30, 2008.

The net loss for the nine months ended June 30, 2009 was $76,000, as compared to net income of $434,000 for the nine months ended June 30, 2008. When consideration is given to dividends and discount accretion on preferred shares issued under the U.S. Treasury's TARP Capital Purchase Program, the net loss available to common stockholders was $398,000 or $(0.14) per basic and diluted share for the nine months ended June 30, 2009, compared to net income available to common stockholders of $434,000 or $0.14 per basic and diluted share for the nine months ended June 30, 2008.

During the three months ended June 30, 2009, the Company's earnings were negatively impacted by $270,000 in additional FDIC insurance premiums due to recently implemented special assessments for all insured institutions, $500,000 in recognized credit losses for mortgage-backed investment securities deemed by management to be "Other Than Temporarily Impaired" (OTTI) and $600,000 in loan loss provisions.

Additional loan loss provisions during the three months ended June 30, 2009 were necessary to address increases in troubled assets and the continued decline in overall economic conditions. Nonperforming assets were $2.4 million at June 30, 2009 versus $1.9 million at March 31, 2009, representing a 28% increase. Within this group, nonperforming commercial loans increased to $1.3 million at June 30, 2009 from $857,000 at March 31, 2009, a 52% increase. Loans classified special mention, substandard and loss, which include nonperforming loans, increased to $15.8 million at June 30, 2009 from $12.9 million at March 31, 2009. The Company also had $639,000 in foreclosed real estate as of June 30, 2009 versus no foreclosed real estate at March 31, 2009. Nonperforming assets to total assets were .41% as of June 30, 2009.

President and Chief Executive Officer Joseph J. Bouffard commented "Although disappointed with recent quarterly operating results, we remain well positioned to weather currently challenging economic conditions. Net interest income and our net interest margin continue to improve. The Bank is very well capitalized and asset quality within our loan portfolio remains strong overall."

Stockholders' equity increased by $9.8 million during the nine months ended June 30, 2009. This increase is primarily due to the $10.8 million sale of preferred stock and warrants in December 2008 under the U.S. Treasury's TARP Capital Purchase Program. Stockholders' equity was negatively impacted by accumulated other comprehensive loss (net of taxes) which was ($3.3) million at June 30, 2009 compared to ($2.5) million as of September 30, 2008. Most of this loss relates to the Company's $23.2 million collateralized mortgage obligation securities portfolio. As stated above, $500,000 in losses were recorded in earnings during the quarter ended June 30, 2009 as a result of these securities, for which the gross market value has declined by $4.4 million over the past nine months. This drop in value is reflective of turmoil in the mortgage backed securities market and the market price decline of these securities. The Company has the ability and the intent to hold these securities to maturity and, to date, the securities have performed in accordance with their terms. If in the future it is determined that further declines in market values or credit losses with respect to these or any other securities are other than temporary, the Company would be required to recognize additional losses in its consolidated statements of operations.

                                           BCSB Bancorp, Inc.
                             Consolidated Statements of Financial Condition
                                              (Unaudited)


                                                                        June 30,                   September 30,
                                                                          2009                          2008
                                                                      -------------                --------------
                                                                                (Dollars in thousands)
ASSETS
Cash equivalents and time deposits                                   $      56,211                $       35,083
Investment Securities, available for sale                                       --                           994
Loans Receivable, net                                                      398,881                       400,469
Mortgage-backed Securities, available for sale                              91,083                        89,956
Foreclosed Real Estate                                                         639                         1,244
Premises and Equipment, net                                                  9,241                         9,762
Bank Owned Life Insurance                                                   14,771                        14,389
Other Assets                                                                16,250                        15,185
                                                                     -------------                --------------
Total Assets                                                         $     587,076                $      567,082
                                                                     =============                ==============

LIABILITIES
Deposits                                                             $     503,370                $      484,791
Borrowings                                                                      --                        10,000
Junior Subordinated Debentures                                              17,011                        17,011
Other Liabilities                                                            7,133                         5,525
                                                                     -------------                --------------
Total Liabilities                                                          527,514                       517,327
Total Stockholders' Equity                                                  59,562                        49,755
                                                                     -------------                --------------
Total Liabilities & Stockholders' Equity                             $     587,076                $      567,082
                                                                     =============                ==============

                                            Consolidated Statements of Operations
                                                         (Unaudited)


                                                      Three Months ended June 30,           Nine Months ended June 30,
                                                       2009                2008             2009                2008
                                                       ----                ----             ----                ----
                                                        (Dollars in thousands                 (Dollars in thousands
                                                        except per share data)               except per share data)

Interest Income                                     $   7,380           $   8,254        $  22,549          $  26,118
Interest Expense                                        3,249               4,565           10,731             15,403
                                                    ----------          ----------       ----------         ----------
Net Interest Income                                     4,131               3,689           11,818             10,715
Provision for Loan Losses                                 600                   0              900                  0
                                                    ----------          ----------       ----------         ----------
Net Interest Income After Provision for Loan
  Losses                                                3,531               3,689           10,918             10,715
Total Non-Interest Income                                 139                 540            1,193              1,434
Total Non-Interest Expenses                             4,445               3,810           12,353             11,633
                                                    ----------          ----------       ----------         ----------
(Loss) Income Before Tax (Benefit) Expense               (775)                419             (242)               516
Income Tax (Benefit) Expense                             (357)                134             (166)                82
                                                    ----------          ----------       ----------         ----------
Net (Loss) Income                                        (418)                285              (76)               434
Preferred Stock dividends and discount accretion         (157)                 --             (322)                --
                                                    ----------          ----------       ----------         ----------
Net (Loss) Income available to common
  shareholders                                      $    (575)          $     285        $    (398)         $     434
                                                    ==========          ==========       ==========         ==========
Basic and Diluted (Loss) Earnings Per Common
  Share(1)                                          $    (.20)          $     .09        $    (.14)         $     .14
                                                    ==========          ==========       ==========         ==========

                                         Summary of Financial Highlights
                                                  (Unaudited)

                                                      Three Months ended                 Nine Months ended
                                                           June 30,                           June 30,
                                                   2009                2008           2009               2008
                                                 ----------          ----------     ----------         ----------
Return on Average Assets (Annualized)               (0.29%)              0.19%          (.02%)              .09%
Return on Average Equity (Annualized)               (2.91%)              2.27%          (.18%)             1.42%

Interest Rate Spread                                 2.93%               2.52%          2.83%              2.47%
Net Interest Margin                                  3.02%               2.57%          2.93%              2.47%

Efficiency Ratio                                   104.10%              90.05%         94.94%             95.75%
Ratio of Average Interest Earning
   Assets/Interest Bearing Liabilities             103.91%             101.78%        103.69%             99.90%

----------------------------
(1) - Per share amounts have been adjusted by the exchange rate of .5264 as a result of the second step conversion that occurred on April 10, 2008.


                                                Allowance for Loan Losses
                                                     (Unaudited)

                                                           Three Months ended                   Nine Months ended
                                                                June 30,                            June 30,
                                                       2009                  2008            2009               2008
                                                     ----------            ----------      ----------         ----------
                                                         (Dollars in thousands)              (Dollars in thousands)
Allowance at Beginning of Period                      $ 2,973             $  2,674         $  2,672            $  2,650
Provision for Loan Loss                                   600                   --              900                  --
Recoveries                                                 46                   46              176                 215
Charge-Offs                                              (162)                 (45)            (291)               (190)
                                                      -------             --------         --------            --------
Allowance at End of Period                            $ 3,457             $  2,675         $  3,457            $  2,675
                                                      =======             ========         ========            ========

Allowance for Loan Losses as a Percentage of
   Gross Loans                                           0.86%                0.66%            0.86%               0.66%

Allowance for Loan Losses as a Percentage of
   Nonperforming Loans                                 195.09%               161.0%          195.09%              161.0%

                                                     Non-Performing Assets
                                                         (Unaudited)

                                                       At June 30,            At September               At June 30,
                                                          2009                  30, 2008                    2008
                                                    ------------------      -----------------         ------------------
                                                                         (Dollars in thousands)
Nonperforming Loans:
      Commercial Real Estate                           $   1,303               $     671                  $   1,649
      Residential Real Estate                                467                     162                         --
      Consumer                                                 2                       2                         13
                                                       ---------               ---------                  ---------
            Total Nonperforming Loans                      1,772                     835                      1,662
Foreclosed Real Estate                                       639                   1,230                         --
Other Nonperforming Assets                                    --                      14                         20
                                                       ---------               ---------                  ---------
            Total Nonperforming Assets                 $   2,411               $   2,079                  $   1,682
                                                       =========               =========                  =========

Nonperforming Loans to Loans Receivable                     0.44%                   0.21%                      0.41%

Nonperforming Assets to Total Assets                        0.41%                   0.37%                      0.28%

THIS PRESS RELEASE CONTAINS STATEMENTS THAT ARE FORWARD-LOOKING, AS THAT TERM IS DEFINED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 OR THE SECURITIES AND EXCHANGE COMMISSION IN ITS RULES, REGULATIONS AND RELEASES. THE COMPANY INTENDS THAT SUCH FORWARD-LOOKING STATEMENTS BE SUBJECT TO THE SAFE HARBORS CREATED THEREBY. ALL FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS REGARDING IMPORTANT RISK FACTORS, INCLUDING BUT NOT LIMITED TO REAL ESTATE VALUES, MARKET CONDITIONS, THE IMPACT OF INTEREST RATES ON FINANCING, AND LOCAL AND NATIONAL ECONOMIC FACTORS. ACCORDINGLY, ACTUAL RESULTS MAY DIFFER FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS, AND THE MAKING OF SUCH STATEMENTS SHOULD NOT BE REGARDED AS A REPRESENTATION BY THE COMPANY OR ANY OTHER PERSON THAT RESULTS EXPRESSED HEREIN WILL BE ACHIEVED.